Exhibit 99.1

Dear Esteemed Shareholders of Duo World Inc.,

We want to express our appreciation and gratitude to all of our shareholders for your continued support and trust placed in Duo World Inc. and our Management Team.

First and foremost, we would like to share the progress we have made since January 2023.

Duo very recently signed an agreement with Konnect BPO, a leading and fast-growing business process outsourcing company in Sri Lanka, whereby Konnect BPO will use Duo’s on-premise call center solution “Facetone” to provide a superior service to its new customers.

Duo is in the process of appointing regional partners for the sale and implementation of its highly recognized product “Facetone.”

Duo has also been able to enlist trial users for “Dial Desk,” the Saas version of the contact center solution which was launched recently, even without any marketing (https://dialdesk.com).

We are confident that the resultant outcome of the above developments would be clearly visible in the form of an increase in revenue by the first and second quarters of the fiscal year ending March 31, 2024 (by mid-2023)

We sincerely hope that our respected shareholders will continue to be with us throughout our journey. We remain steadfast in our commitment to work towards business growth and profitability in the next twelve months.

Kind regards,

/s/ Muhunthan Canagasooryam	/s/ Jennifer Samuel Perera

Muhunthan Canagasooryam, CEO	Jennifer Samuel-Perera, Director and CFO